Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2021

Third quarter net sales increased 3.1% over prior year, financial results impacted by ongoing supply chain challenges

CHARLOTTE, N.C., November 4, 2021 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today reported its financial results for the third quarter ended September 30, 2021.

GAAP Results
Net sales for the third quarter of 2021 increased $3.5 million, or 3.1%, to $117.2 million compared to $113.8 million for the third quarter of 2020. The increase in sales from prior year is attributable to continued recovery from the COVID-19 pandemic in Power Solutions, which was partially offset by the semiconductor chip shortage impact on Mobile Solutions sales. Third quarter Power Solutions sales increased 12.1% and Mobile Solutions sales decreased 2.5% compared to the prior year.

Loss from operations for the third quarter of 2021 was $4.6 million compared to loss from operations of $1.5 million for the same period in 2020. The increase in loss from operations was primarily driven by the reinstatement of certain costs that had been temporarily suspended in the prior year, material and labor inflation, and operational inefficiencies driven by variability of customer production schedules and supply chain issues.

Loss from operations for third quarter 2021 in the Mobile Solutions segment was $0.3 million compared to income from operations of $5.0 million for the same period in 2020. Income from operations for third quarter 2021 in the Power Solutions segment was $1.3 million compared to income from operations of $1.1 million for the same period in 2020.
Net loss for the third quarter of 2021 was $3.4 million compared to net income of $22.0 million for the same period in 2020. The reduction in net income for the third quarter of 2021 was driven by the income of discontinued operations of the former Life Sciences business in 2020 as well as the reinstatement of certain costs that were temporarily suspended in the prior year due to the COVID-19 pandemic and increased income tax expense. The decrease in net income was partially offset by a favorable revaluation of warrants and reductions in interest expense resulting from termination of the interest rate swap in place in the prior year.

Adjusted Results
Adjusted loss from operations for the third quarter of 2021 was $0.2 million compared to an adjusted income from operations of $4.9 million for the same period in 2020. Adjusted EBITDA for the third quarter of 2021 was $9.7 million, or 8.3% of sales, versus $14.7 million, or 12.9% of sales, for the same period in 2020. Adjusted net income for the third quarter of 2021 was $0.5 million, or $0.01 per diluted share, compared to adjusted net income of $2.9 million, or $0.07 per diluted share, for the same period in 2020. Free cash flow for the third quarter of 2021 was a use of cash of $3.7 million compared to use of cash of $1.4 million for the same period in 2020.
Warren Veltman, President and Chief Executive Officer, said, "During the quarter we saw strong growth in Power Solutions, particularly in commercial and residential electrical end product which grew 25% year over year. This strong growth was partially offset by the ongoing semiconductor chip shortage affecting customers in our Mobile Solutions business. In addition, broader supply chain constraints and material and other inflationary cost pressures have affected margins across our business segments. We have implemented, or are negotiating, price adjustments to recover these cost increases, and we believe that these increases coupled with expected operational improvements will enable us to achieve normalized margins as our operating environment stabilizes.”

Mobile Solutions
Net sales for the third quarter of 2021 were $68.6 million compared to $70.4 million in the third quarter of 2020, a decrease of 2.5% or $1.8 million. The decrease in sales was driven by the ongoing impact of the semiconductor shortage’s affecting the automotive industry, resulting in production shutdowns at a number of our customers’ facilities during the quarter. Adjusted income from operations for the third quarter of 2021 was $1.0 million compared to $6.3 million of adjusted operating income in the third quarter of 2020. Adjusted operating income decreased as a result of lower sales volume, the reintroduction of costs that were suspended in the prior year due to the COVID-19 pandemic, including certain benefits and overtime pay, as well as an increase in input costs during the third quarter of 2021.

Power Solutions
Net sales for the third quarter of 2021 were $48.7 million compared to $43.4 million in the third quarter of 2020, an increase of 12.1% or $5.3 million. The increase in sales was primarily driven by stronger demand within the end markets which were adversely impacted by the COVID-19 pandemic in the prior year. Adjusted income from operations for the third quarter was $4.0 million compared to $5.4 million in the third quarter of 2020. The decrease in adjusted operating income was primarily due to higher sales volumes that were offset by an increase in input costs and the reintroduction of expenses and benefits that were temporarily suspended in the prior year due to the COVID-19 pandemic.

Conference Call
NN will discuss its results during its quarterly investor conference call on November 5, 2021, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-317-6789 or 1-412-317-6789, Conference ID: 10155662. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until November 5, 2022.
NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, and free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted share, and cash provided (used) by operating activities.

About NN, Inc.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 31 facilities in North America, Europe, South America, and China.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.
For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and, when filed, the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA
Investor Relations Contact
jtryka@lambert.com
(616) 258-5766

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Net sales	$117,244	$113,761	$367,205	$308,506
Cost of sales (exclusive of depreciation and amortization shown separately below)	98,642	90,076	298,127	249,612
Selling, general, and administrative expense	12,181	13,745	40,341	44,178
Depreciation and amortization	11,605	11,435	34,860	34,119
Goodwill impairment	—	—	—	92,942
Other operating expense (income), net	(572)	(39)	(901)	4,138
Loss from operations	(4,612)	(1,456)	(5,222)	(116,483)
Interest expense	3,578	6,873	9,175	17,036
Loss on extinguishment of debt and write-off of debt issuance costs	—	144	2,390	144
Derivative payments on interest rate swap	—	—	1,717	—
Loss on interest rate swap	—	—	2,033	—
Other expense (income), net	(4,346)	(262)	(2,788)	67
Loss from continuing operations before benefit (provision) for income taxes and share of net income from joint venture	(3,844)	(8,211)	(17,749)	(133,730)
Benefit (provision) for income taxes	(375)	8,715	612	7,935
Share of net income from joint venture	842	1,136	3,456	1,792
Income (loss) from continuing operations	(3,377)	1,640	(13,681)	(124,003)
Income (loss) from discontinued operations, net of tax	—	20,330	—	(123,966)
Net income (loss)	$(3,377)	$21,970	$(13,681)	$(247,969)
Other comprehensive income (loss):
Foreign currency translation gain (loss)	$(2,612)	$6,712	$(1,550)	$(6,636)
Interest rate swap:
Change in fair value, net of tax	(176)	21	(176)	(12,443)
Reclassification adjustment for losses included in net income (loss), net of tax	22	3,148	2,873	6,838
Other comprehensive income (loss)	$(2,766)	$9,881	$1,147	$(12,241)
Comprehensive income (loss)	$(6,143)	$31,851	$(12,534)	$(260,210)
Basic net income (loss) per common share:
Income (loss) from continuing operations per common share	$(0.13)	$(0.04)	$(0.75)	$(3.16)
Income (loss) from discontinued operations per common share	—	0.49	—	(2.94)
Net income (loss) per common share	$(0.13)	$0.45	$(0.75)	$(6.10)
Weighted average common shares outstanding	44,455	42,202	43,862	42,170
Diluted net income (loss) per common share:
Income (loss) from continuing operations per common share	$(0.13)	$(0.04)	$(0.75)	$(3.16)
Income (loss) from discontinued operations per common share	—	0.49	—	(2.94)
Net income (loss) per common share	$(0.13)	$0.45	$(0.75)	$(6.10)
Weighted average common shares outstanding	44,455	42,202	43,862	42,170

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$24,611	$48,138
Accounts receivable, net	83,990	84,615
Inventories	75,321	62,517
Income tax receivable	11,742	8,800
Other current assets	11,837	11,148
Total current assets	207,501	215,218
Property, plant and equipment, net	212,468	223,690
Operating lease right-of-use assets	47,449	50,264
Intangible assets, net	92,305	103,065
Investment in joint venture	30,799	26,983
Deferred tax assets	131	—
Other non-current assets	4,053	5,742
Total assets	$594,706	$624,962
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$44,033	$37,435
Accrued salaries, wages and benefits	18,858	21,296
Income tax payable	1,339	3,557
Current maturities of long-term debt	3,355	4,885
Current portion of operating lease liabilities	5,505	4,797
Other current liabilities	11,983	31,261
Total current liabilities	85,073	103,231
Deferred tax liabilities	8,344	11,178
Long-term debt, net of current portion	151,323	79,025
Operating lease liabilities, net of current portion	52,417	55,053
Other non-current liabilities	21,337	17,237
Total liabilities	318,494	265,724
Commitments and contingencies
Series D perpetual preferred stock - $0.01 par value per share, 65 shares authorized, issued and outstanding at September 30, 2021	51,383	—
Series B convertible preferred stock - $0.01 par value per share, 100 shares authorized, issued and outstanding at December 31, 2020	—	105,086
Stockholders' equity:
Common stock - $0.01 par value per share, 90,000 shares authorized, 42,686 and 43,034 shares issued and outstanding at December 31, 2020, and September 30, 2021, respectively	430	427
Additional paid-in capital	476,540	493,332
Accumulated deficit	(219,556)	(205,875)
Accumulated other comprehensive loss	(32,585)	(33,732)
Total stockholders’ equity	224,829	254,152
Total liabilities, preferred stock, and stockholders’ equity	$594,706	$624,962

NN, Inc.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2021	2020
Cash flows from operating activities
Net loss	$(13,681)	$(247,969)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of continuing operations	34,860	34,119
Depreciation and amortization of discontinued operations	—	35,731
Amortization of debt issuance costs and discount	1,049	4,981
Goodwill impairment of continuing operations	—	92,942
Goodwill impairment of discontinued operations	—	146,757
Loss on extinguishment of debt and write-off of debt issuance costs	2,390	1,532
Total derivative loss, net of cash settlements	3,750	—
Share of net income from joint venture	(3,456)	(1,792)
Compensation expense from issuance of share-based awards	2,580	3,565
Deferred income taxes	(3,720)	(61,889)
Other	(1,834)	(1,516)
Changes in operating assets and liabilities:
Accounts receivable	136	4,894
Inventories	(13,252)	4,149
Accounts payable	7,982	(1,702)
Income taxes receivable and payable, net	(5,171)	(10,753)
Other	(5,942)	16,295
Net cash provided by operating activities	5,691	19,344
Cash flows from investing activities
Acquisition of property, plant and equipment	(14,556)	(20,518)
Proceeds from sale of property, plant, and equipment	1,177	3,153
Cash paid for post-closing adjustments on sale of business	(3,880)	—
Cash settlements of interest rate swap	(15,420)	—
Net cash used in investing activities	(28,799)	(17,365)
Cash flows from financing activities
Cash paid for debt issuance costs	(7,360)	(661)
Proceeds from issuance of preferred stock	61,793	—
Redemption of preferred stock	(122,434)	—
Proceeds from long-term debt	166,000	64,716
Repayments of long-term debt	(88,058)	(17,123)
Repayments of short-term debt, net	(1,563)	(849)
Other	(3,859)	(2,142)
Net cash provided by financing activities	4,519	43,941
Effect of exchange rate changes on cash flows	(1,058)	(5,506)
Net change in cash and cash equivalents	(19,647)	40,414
Cash and cash equivalents at beginning of period (1)	48,138	31,703
Cash and cash equivalents at end of period (1)	$28,491	$72,117
_______________________________
(1) Cash and cash equivalents include $16.0 million and $13.8 million of cash and cash equivalents that were included in current assets of discontinued operations as of September 30, 2020, and December 31, 2019, respectively.

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended September 30,
$000s
NN, Inc. Consolidated	2021	2020
GAAP income (loss) from operations	$(4,612)	$(1,456)
Acquisition and transition expense*	832	2,762
Amortization of intangibles	3,586	3,587
Non-GAAP adjusted income (loss) from operations (a)	$(194)	$4,893

Non-GAAP adjusted operating margin (1)	(0.2)%	4.3%
GAAP net sales	$117,244	$113,761

	Three Months Ended September 30,
$000s
Power Solutions	2021	2020
GAAP income (loss) from operations	$1,252	$1,143
Acquisition and transition expense*	(17)	1,515
Amortization of intangibles	2,748	2,748
Non-GAAP adjusted income (loss) from operations (a)	$3,983	$5,406

Non-GAAP adjusted operating margin (1)	8.2%	12.5%
GAAP net sales	$48,680	$43,415

	Three Months Ended September 30,
$000s
Mobile Solutions	2021	2020
GAAP income (loss) from operations	$(257)	$4,954
Acquisition and transition expense*	404	507
Amortization of intangibles	838	838
Non-GAAP adjusted income (loss) from operations (a)	985	6,299

Share of net income from joint venture	842	1,137
Non-GAAP adjusted income (loss) from operations with JV	$1,827	$7,436

Non-GAAP adjusted operating margin (1)	2.7%	10.6%
GAAP net sales	$68,586	$70,371

	Three Months Ended September 30,
$000s
Elimination	2021	2020
GAAP net sales	$(22)	$(25)

(1)Non-GAAP adjusted operating margin = Non-GAAP adjusted income from operations / GAAP net sales
*    2021 Includes Capacity & Capabilities - / Professional Fees - $0.4 / Integration & Transformation - $0.4
*    2020 Includes Capacity & Capabilities - $0.6 / Professional Fees - $0.3 / Integration & Transformation - $1.8

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended September 30,

000's	2021	2020
GAAP net income (loss)	$(3,377)	$21,970

Provision (benefit) for income taxes	375	(8,715)
Interest expense	3,578	6,873
Change in fair value of preferred stock derivatives and warrants	(4,829)	(73)
Depreciation and amortization	11,605	11,435
Acquisition and transition expense	832	2,762
Non-cash stock compensation	931	1,222
Non-cash foreign exchange (gain) loss on inter-company loans	615	(630)
Loss from discontinued operations, net of tax	—	(20,330)
Non-GAAP adjusted EBITDA (b)	$9,730	$14,658

Non-GAAP adjusted EBITDA margin (2)	8.3%	12.9%
GAAP net sales	$117,244	$113,761
(2)Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Net Income (Loss)
per Diluted Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Share

	Three Months Ended September 30,
000's	2021	2020
GAAP net income (loss)	$(3,377)	$21,970

Pre-tax acquisition and transition expense	832	2,762
Pre-tax foreign exchange (gain) loss on inter-company loans	615	(630)
Pre-tax change in fair value of preferred stock derivatives and warrants	(4,829)	(73)
Pre-tax amortization of intangibles and deferred financing costs	3,918	4,007
Tax effect of adjustments reflected above (c)	(113)	(1,308)
Non-GAAP discrete tax adjustments	3,469	(3,685)
(Income) loss from discontinued operations	—	(20,330)
Non-GAAP adjusted net income (loss) (d)	$515	$2,857

	Three Months Ended September 30,
Amounts per share, diluted	2021	2020
GAAP net income (loss) per diluted share	$(0.13)	$0.45

Pre-tax acquisition and transition expense	0.02	0.07
Pre-tax foreign exchange (gain) loss on inter-company loans	0.01	(0.01)
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.11)	—
Pre-tax amortization of intangibles and deferred financing costs	0.09	0.09
Tax effect of adjustments reflected above (c)	—	(0.03)
Non-GAAP discrete tax adjustments	0.08	(0.09)
(Income) loss from discontinued operations	—	(0.48)
Preferred stock cumulative dividends and deemed dividends	0.05	0.07
Non-GAAP adjusted net income (loss) per diluted share (d)	$0.01	$0.07
Weighted average common shares outstanding	44,455	42,202

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended September 30,
000’s	2021	2020
Net cash provided by (used in) operating activities	$(207)	$3,482
Acquisition of property, plant and equipment	(3,541)	(4,894)
Free cash flow	$(3,748)	$(1,412)

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow and net debt. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed several acquisitions, one of which was transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow and net debt provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP Adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from segment operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.